EXHIBIT 22

                                  SUBSIDIARIES

                                       OF

                         CABLEVISION SYSTEMS CORPORATION

                                                    STATE OF
NAME                                              ORGANIZATION
- ----                                              ------------
A-R Cable Investments, Inc.                       Delaware

A-R Cable Services, Inc.                          Massachusetts

Rainbow Programming Holdings, Inc.                New York

V Cable, Inc.                                     Delaware

NYC LP Corp.                                      Delaware

Cablevision of New York City - Master L.P.        Delaware